U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

COUGAR BIOTECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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10990 Wilshire Boulevard, Suite 1200

Los Angeles, CA 90024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2008

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Cougar Biotechnology, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the Luxe Hotel Sunset Boulevard, 11461 Sunset Blvd., Los Angeles, CA 90049 on June 17, 2008, at 10:00 a.m. PDT, or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect seven directors;

2.	To ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal year 2008;

3.	To ratify and approve a proposed amendment to the 2003 Stock Option Plan to increase the number of shares of the Company’s common stock issuable thereunder from 3,344,385 to 5,344,385 shares; and

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on April 21, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, or vote the proxy by the telephone or Internet voting system, as promptly as possible. If you attend the meeting, you may withdraw the proxy and vote in person.

By Order of the Board of Directors

COUGAR BIOTECHNOLOGY, INC.

/s/ ALAN H. AUERBACH
Alan H. Auerbach Chief Executive Officer and President

Los Angeles, California

May 9, 2008

PROXY STATEMENT

OF

COUGAR BIOTECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

JUNE 17, 2008

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Cougar Biotechnology, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 17, 2008, at 10:00 a.m. PDT (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Luxe Hotel Sunset Boulevard, 11461 Sunset Blvd., Los Angeles, CA 90049.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cougar Biotechnology, Inc., a Delaware corporation (sometimes referred to as “Cougar,” the “Company,” “we,” “us,” or “our”), is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. The Annual Meeting will be held on Tuesday, June 17, 2008 at 10:00 a.m. PDT at the Luxe Hotel Sunset Boulevard, 11461 Sunset Blvd, Los Angeles, CA 90049. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or use the telephone or Internet voting system.

We intend to mail this proxy statement and accompanying proxy card on or about May 9, 2008 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 21, 2008, will be entitled to vote at the Annual Meeting. On this record date, there were 20,566,345 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 21, 2008, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or use the telephone or Internet voting system to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 21, 2008, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of seven directors to hold office until the 2009 Annual Meeting of Stockholders;

•	Ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	Ratification and approval of a proposed amendment to the 2003 Stock Option Plan to increase the number of shares of our common stock issuable thereunder from 3,344,385 to 5,344,385 shares.

How do I vote?

You may either vote “FOR” all the nominees to the Board of Directors, or you may “WITHHOLD” your vote for any nominee you specify. For the other matters to be voted on, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card, by telephone or by Internet, as instructed on the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, where a ballot will be made available to you.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by telephone, call the toll free number on the enclosed proxy card.

•	To vote by Internet, use the website indicated on the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 21, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all seven nominees for director, “FOR” the ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for fiscal 2008, and “FOR” the ratification and approval of a proposed amendment to our 2003 Stock Option Plan to increase the number of shares of common stock issuable thereunder from 3,344,385 to 5,344,385. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or use the telephone or Internet voting system to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 10990 Wilshire Blvd., Suite 1200, Los Angeles, CA 90024.

•	You may attend the meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on January 2, 2009 to our Corporate Secretary at 10990 Wilshire Blvd., Suite 1200, Los Angeles, CA 90024. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us by March 25, 2009, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “WITHHOLD” and, with respect to proposals other than the election of directors, “AGAINST” votes, “ABSTAIN” votes and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.

Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

For the election of directors to hold office until the 2009 Annual Meeting of Stockholders, the seven nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Only votes “FOR” or “WITHHELD” will affect the outcome.

To be approved, Proposal 2, the ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2008, and Proposal 3, the ratification and approval of a proposed amendment to our 2003 Stock Option Plan to increase the number of shares of common stock issuable thereunder, must receive a “FOR” vote from the majority of shares present either in person or by proxy and entitled to vote. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote.

What is the effect of failure to get a sufficient number of votes in favor of a proposal?

As noted above under “How many votes are need to approve each proposal,” the seven nominees receiving the most “FOR” votes will be elected to our Board of Directors.

With respect to Proposal 2, if the stockholders do not ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for fiscal year 2008, the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of J.H. Cohn LLP by the stockholders, the audit committee may, in its discretion, direct the appointment of a new independent registered public accounting firm at any time during the year, with or without prior notice to, or consent of, the stockholders, if the audit committee determines that the change is in our best interests.

With respect to Proposal 3, if the stockholders do not ratify and approve the amendment to the 2003 Stock Option Plan to increase the number of shares of common stock issuable thereunder, we will not be able to issue additional incentives, including stock options, stock appreciation rights, stock awards, restricted stock, performance shares or cash awards, under the 2003 Stock Option Plan in excess of the amount previously authorized. If Proposal 3 is not approved, there will be no affect on incentives previously granted under the 2003 Stock Option Plan, and we will be able to issue incentives with respect to the number of shares previously authorized under the 2003 Stock Option Plan.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 20,566,345 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2008.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 21, 2008, by (i) each person known by us to be the beneficial owner of more than 5 percent of the outstanding common stock, (ii) each director and director nominee, (iii) each named executive officer (as defined under Item 402(a)(2) of Regulation S-B), and (iv) all named executive officers, directors and director nominees as a group. The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 10990 Wilshire Boulevard, Suite 1200, Los Angeles, CA 90024.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)		Percentage of Common Stock Beneficially Owned (%) (1)
Alan H. Auerbach	1,021,212	(2)	4.8
Arie S. Belldegrun	892,574	(3)	4.2
Charles R. Eyler	48,411	(4)	*
Gloria T. Lee	86,822	(4)	*
Harold J. Meyers	51,745	(4)	*
Russell H. Ellison	13,334	(4)	*
Michael S. Richman	13,334	(4)	*
Thomas R. Malley	29,918	(5)	*
Samuel R. Saks	0		0
Arturo Molina	40,000	(4)	*
Richard B. Phillips	0		0
All executive officers and directors as a group (11 persons)	2,197,350		9.9
Lindsay A. Rosenwald 787 Seventh Avenue, 48th Floor New York, NY 10019	3,460,442	(6)	16.6
FMR, LLC (7) 82 Devonshire Street Boston, MA 02109	3,077,376		15.0
Sigma Capital Management, LLC (8) 540 Madison Avenue New York, NY 10022	1,370,600		6.7
Adage Capital Partners, L.P. (9) 200 Clarendon Street, 52nd Floor Boston, MA 02116	1,920,647		9.3
T. Rowe Price Associates, Inc. (10) 100 East Pratt Street Baltimore, MD 21202	1,823,966		8.9

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the security or stockholder has sole or shared voting power or investment power, and also any shares the security or stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security or stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)

Includes shares of common stock issuable upon exercise of options to purchase an aggregate of 733,129 shares of common stock that are currently exercisable or will become exercisable within the next 60 days.

(3)	Includes (i) shares of common stock issuable upon the exercise of options to purchase an aggregate of 497,763 shares of common stock; (ii) 177,794 shares of common stock held by the Belldegrun Children’s Trust, of which Dr. Belldegrun’s spouse is the trustee; (iii) shares of common stock issuable upon exercise of warrants to purchase 35,699 shares of common stock held by the Belldegrun Children’s Trust; and (iv) 116,654 shares of common stock held by Leumi Overseas Trust Corporation Limited, as Trustee of the BTL Trust, a trust of which Dr. Belldegrun is a beneficiary. Dr. Belldegrun disclaims any beneficial ownership interest, except to the extent of his pecuniary interest therein, of the securities held by the Belldegrun Children’s Trust and the BTL Trust. All warrants and options referenced in this footnote are exercisable within the next 60 days.
(4)	Consists of shares of common stock issuable upon exercise of options to purchase shares of common stock that are currently exercisable or will become exercisable within the next 60 days.
(5)	Includes 10,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock that are currently exercisable or will become exercisable within the next 60 days.
(6)	Based on Schedule 13D/A filed by Dr. Rosenwald on February 13, 2008. Represents (i) 3,184,903 shares of common stock held by Horizon BioMedical Ventures, LLC, of which Dr. Rosenwald is the managing member; (ii) 10,000 shares of common stock; and (iii) warrants to purchase an aggregate of 265,539 shares of common stock issued to Dr. Rosenwald. Does not include 138,549 shares of common stock beneficially owned by The Lindsay A. Rosenwald 2000 Family Trusts dated December 15, 2000, a trust established for the benefit of Dr. Rosenwald’s family. Dr. Rosenwald has advised us that he does not hold the power to vote or dispose of these shares, but instead such power rests solely with Lester Lipschutz, the trustee of such trust, who is not related to Dr. Rosenwald. On this basis, Dr. Rosenwald has informed us that he disclaims any beneficial ownership interest of the shares held by the trust, except to the extent of his pecuniary interest therein.
(7)	Based on Schedule 13G/A filed by FMR, LLC on February 14, 2008.
(8)	Based on Schedule 13G/A filed by Sigma Capital Management, LLC on February 14, 2008.
(9)	Based on Schedule 13F-HR filed by Adage Capital Partners, L.P. on February 14, 2008.
(10)	Based on Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 13, 2008.

PROPOSAL 1:

ELECTION OF DIRECTORS

The number of directors comprising our Board of Directors is currently set at seven, and our Board is presently composed of seven members. Vacancies on our Board of Directors may be filled by persons elected by a majority of our remaining directors. A director elected by our Board of Directors to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next meeting of stockholders at which the election of directors is considered and until such director’s successor is elected and qualified.

Each nominee is currently a director of the Company who was recommended for re-election as a director by our Board’s Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of the nominees below would serve until our 2009 Annual Meeting of Stockholders, and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. It is our policy to invite directors to attend the Annual Meeting.

Biographical Summaries of Nominees for the Board of Directors

The name and age of each of the seven nominees, his position with the Company, his principal occupation, and the period during which such person has served as a director of the Company are set forth below.

Name	Age	Position(s) Held	Director Since
Arie S. Belldegrun, M.D, FACS	58	Director and Chairman of Scientific Advisory Board	2003
Alan H. Auerbach	38	Director, Chief Executive Officer and President	2003
Harold J. Meyers.	75	Director	2003
Michael S. Richman	47	Director	2006
Russell H. Ellison, M.D., MSc.	60	Director	2006
Thomas R. Malley	39	Director	2007
Samuel R. Saks, M.D.	53	Director	2007

Arie S. Belldegrun, M.D. joined Cougar in December 2003 as Vice Chairman of the Board of Directors and Chairman of the Scientific Advisory Board. Dr. Belldegrun is Chief of the Division of Urologic Oncology and holds the Roy and Carol Doumani Chair in Urologic Oncology at the David Geffen School of Medicine at the University of California, Los Angeles (UCLA). In 1997, Dr. Belldegrun founded Agensys, Inc., an early stage privately held biotechnology company based in Los Angeles, California that is focused on the development of fully human monoclonal antibodies to treat solid tumor cancers in pancreatic and prostate targets. Dr. Belldegrun served as founding Chairman of Agensys from 1997-2002 and currently serves on Agensys’ Board of Directors and as a consultant. Dr. Belldegrun is a director of Hana Biosciences, Inc., a publicly traded biotechnology company. Dr. Belldegrun’s prior experience also includes serving as principal investigator of more than 30 clinical trials of anti-cancer drug candidates and therapies. Dr. Belldegrun completed his M.D. at the Hebrew University Hadassah Medical School in Jerusalem, his post graduate fellowship at the Weizmann Institute of Science and his residency in Urological Oncology at Harvard Medical School. Prior to UCLA, Dr. Belldegrun was at the National Cancer Institute/NIH as a research fellow in surgical oncology under Steven A. Rosenberg, M.D., Ph.D. He is certified by the American Board of Urology and is a Fellow of the American College of Surgeons.

Alan H. Auerbach founded Cougar in May 2003 and has served as our Chief Executive Officer, President and a director since that time. From June 1998 to April 2003, Mr. Auerbach was Vice President, Senior Research

Analyst at Wells Fargo Securities, a brokerage company servicing institutional investors, where he was responsible for research coverage of small and middle capitalization biotechnology companies, with a focus on companies in the field of oncology. From August 1997 to May 1998, Mr. Auerbach was Vice President, Research Analyst at the Seidler Companies, Inc., where he was responsible for research coverage of small capitalization biotechnology companies. Prior to his work as a biotechnology analyst, Mr. Auerbach worked for Diagnostic Products Corporation, where he designed and implemented clinical trials in the field of oncology. Mr. Auerbach received his B.S. in biomedical engineering from Boston University and his M.S. in Biomedical Engineering from the University of Southern California.

Harold J. Meyers has been a director of Cougar since July 2003. Mr. Meyers’ career encompasses over 45 years of professional experience in various aspects of the financial services industry, including being the founder of Los Angeles based H.J. Meyers and Company from 1982-1994, serving as Managing Director of Wells Fargo Investments (formerly Van Kasper & Company), a brokerage company servicing retail investors, from 1995-2003 and serving in his current position as Senior Vice President of A.G. Edwards & Sons, Inc., since July 2003. On January 1, 2008, A.G. Edwards became a division of Wachovia Securities, LLC, which is a subsidiary of Wachovia Corporation. Mr. Meyers holds a B.A. from the University of Denver.

Michael S. Richman has been a director of Cougar since June 2006. Since May 2007, Mr. Richman has served as President, Chief Operating Officer and a director of Amplimmune, Inc., a privately held company based in Baltimore, Maryland focused on developing novel immunomodulating compounds. From April 2002 to May 2007, Mr. Richman served as Executive Vice President and Chief Operating Officer of MacroGenics, Inc., a privately held biotechnology company based in Rockville, Maryland that is engaged in the development of immune-based products, including monoclonal antibodies to treat patients with cancer, autoimmune disorders, allergy, or infectious diseases and vaccines to prevent infections in healthy individuals. From December 2000 to March 2002, Mr. Richman served as Senior Vice President, Corporate Development and Administration, for MedImmune, Inc., a Gaithersburg, Maryland based company that is engaged in the development of immunotherapeutics focusing on infectious diseases, cancer and inflammatory diseases. MedImmune, Inc. is now part of AstraZeneca. From November 1996 to December 2000, Mr. Richman served as Vice President, Business Development, for MedImmune, Inc. Mr. Richman also serves as a director of Opexa Therapeutics. Mr. Richman holds an M.S.B.A in International Business from San Francisco State University and a B.S. from the University of California at Davis.

Russell H. Ellison, M.D., MSc. has been a director of our company since September 2006. Since July 2007, Dr. Ellison has served as Executive Vice President of Paramount Biosciences LLC, based in New York, New York, a global pharmaceutical development and healthcare investment firm that conceives, nurtures and supports new biotechnology and life sciences companies. Paramount BioSciences is an affiliate of Horizon BioMedical Ventures, LLC, a significant shareholder of our company. From October 2005 to June 2007, Dr. Ellison served as Vice President of Clinical Development of Fibrogen, Inc., a privately held biotechnology company based in South San Francisco, California engaged in the development of novel therapeutics for fibrotic disorders, diabetic complications, anemia, ischemic disease, cancer and other areas of unmet medical need. From August 2002 to December 2004, Dr. Ellison served as Vice President of Medical Affairs and Chief Medical Officer of Sanofi-Synthelabo, USA, based in New York, New York. From May 1997 to August 2002, Dr. Ellison served as Vice President, Medical Affairs and Chief Medical Officer of Hoffmann-La Roche Inc., based in Nutley, New Jersey. Dr. Ellison holds an M.D. from the University of British Columbia and an MSc (with distinction) from The London School of Tropical Medicine and Hygiene.

Thomas R. Malley has been a director of our company since June 2007. From December 1998 to May 2007, Mr. Malley served with Janus Mutual Funds, including as Vice President and Portfolio Manager for the Janus Global Life Sciences Fund from its inception in December 1998 to April 2007. From April 1991 to December 1998, Mr. Malley served as an equity analyst for Janus Mutual Funds. Mr. Malley also serves as a director of Avigenics Corporation, a privately held biotechnology company based in Athens, Georgia, which focuses on the development of biogeneric pharmaceuticals. Mr. Malley holds a B.S. in Biology from Stanford University.

Samuel R. Saks, M.D., has been a director of our company since September 2007. Since 2003, Dr. Saks has served as Chief Executive Officer and director of Jazz Pharmaceuticals, Inc., a publicly held biotechnology company that he co-founded. From 2001 until 2003, he was Company Group Chairman of ALZA Corporation and served as a member of the Johnson & Johnson Pharmaceutical Group Operating Committee. From 1992 until 2001, he held various positions with ALZA Corporation, most recently as its Chief Medical Officer and Group Vice President, where he was responsible for clinical and commercial activities. He also serves on the board of directors of Trubion Pharmaceuticals, a biopharmaceutical company. Dr. Saks is board certified in oncology and received a B.S. and an M.D. from the University of Illinois.

Vote Required

All shares represented by proxies will be voted “FOR” the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. In order to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Independence of the Board of Directors

In determining whether the members of our Board and its committees are independent, we have elected to use the definition of “independence” set forth by Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market® and the standards for independence established by The NASDAQ Stock Market, whereby a majority of the members of a listed company’s board of directors must qualify as “independent” as determined by the Board. Our Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable listing standards of The NASDAQ Stock Market. Consistent with these considerations, and after review of all relevant transactions or relationships between each director, or any of his family members, and Cougar Biotechnology, its senior management and its independent registered public accounting firm, the Board has determined that Messrs. Meyers, Richman and Malley and Dr. Saks are independent directors within the meaning of the applicable listing standard of The NASDAQ Stock Market.

Board Committees and Meetings

The Board held seven meetings (either in person or by conference call) in 2007 and took action by written consent four times. All directors attended at least 75% of the aggregate meetings of the Board and of the committees on which they served.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides the current membership for each of the Board committees:

Name of Committee	Membership
Audit	Mr. Meyers, Mr. Malley and Dr. Saks (1)
Compensation	Mr. Richman, Mr. Malley and Dr. Saks (2)
Nominating and Corporate Governance	Mr. Richman, Mr. Meyers and Mr. Malley (3)

(1)	The current members of the Audit Committee were appointed on September 17, 2007. Mr. Meyers was the sole member of the Audit Committee from the commencement of fiscal year 2007 to September 17, 2007.

(2)	The current members of the Compensation Committee were appointed on September 17, 2007. Mr. Richman and Dr. Ellison served as the members of the Compensation Committee from the commencement of fiscal year 2007 to September 17, 2007.
(3)	The current members of the Nominating and Corporate Governance Committee were appointed on September 17, 2007. Mr. Richman and Dr. Ellison served as the members of the Nominating and Corporate Governance Committee from the commencement of fiscal year 2007 to September 17, 2007.

Audit Committee

The Audit Committee oversees our accounting and financial reporting process. For these purposes, the Audit Committee performs several functions. For example, the Committee evaluates and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any non-audit services; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements. The Board of Directors adopted a written Audit Committee Charter, a copy of which can be found on our company website at www.cougarbiotechnology.com. The Audit Committee met five times in 2007, including once for each fiscal quarter. The Board has further determined that Mr. Meyers qualifies as an “audit committee financial expert,” as defined by applicable rules of the SEC.

Compensation Committee

The Compensation Committee of the Board of Directors oversees our compensation policies, plans and programs. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer and our other executive officers; administers our equity incentive and stock option plans; and makes recommendations to the Board concerning the issuance of awards pursuant to those plans. The Compensation Committee met three times in 2007. The Board of Directors has adopted a written charter of the Compensation Committee, a copy of which can be found on our website at www.cougarbiotechnology.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee considers and recommends to the Board persons to be nominated for election by the stockholders as directors. In addition to nominees recommended by directors, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if submitted in writing to our Corporate Secretary at the address of our principal offices. The Board believes that any candidate for director, whether recommended by stockholders or by the Board, should be considered on the basis of all factors relevant to our needs and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment. The Board of Directors adopted a written charter of the Nominating and Corporate Governance Committee, a copy of which can be found on our company website at www.cougarbiotechnology.com. The Nominating and Corporate Governance Committee did not meet in 2007.

Communication with the Board of Directors

Although we have not adopted a formal process for stockholder communications with our Board of Directors, we believe stockholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses be provided to stockholders. All communications regarding general matters should be directed to our Corporate

Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for any particular director(s). If no designation is made, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Corporate Secretary

Attention: Board of Directors [or name(s) of particular directors]

Cougar Biotechnology, Inc.

10990 Wilshire Blvd., Suite 1200

Los Angeles, CA 90024

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees of our company. A copy of our Code of Business Conduct and Ethics is available on our Company’s website at www.cougarbiotechnology.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to an executive officer or director, we will promptly disclose the nature of the amendment or waiver by filing with the SEC a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE*

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2007:

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee. The Audit Committee is comprised solely of independent directors, as defined by the listing standards of The Nasdaq Stock Market.

The Audit Committee has reviewed and discussed the financial statements with management and J.H. Cohn LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. J.H. Cohn LLP is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

Our Audit Committee has also discussed with J.H. Cohn LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. Our Audit Committee has also received written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from us and our related entities, and has discussed with J.H. Cohn LLP their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

Submitted by:

Harold J. Meyers
Thomas R. Malley
Dr. Samuel R. Saks

*	This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Biographical Summaries of Current Executive Officers

Name	Age	Position
Alan H. Auerbach	38	Director, Chief Executive Officer and President
Arturo Molina, M.D., MS, FACP	49	Senior Vice President, Clinical Research and Development
Richard B. Phillips, Ph.D.	54	Senior Vice President, Regulatory Affairs/Quality Assurance
Charles R. Eyler.	60	Vice President, Finance, and Treasurer

Alan H. Auerbach founded Cougar in May 2003 and has served as our Chief Executive Officer, President and a director since that time. His complete biographical information is set forth above under “Proposal 1: Election of Directors—Biographical Summaries of Nominees for the Board of Directors.”

Arturo Molina, M.D. joined Cougar in May 2007 as Senior Vice President of Clinical Research and Development. From 2003 until joining Cougar, Dr. Molina held a series of positions of increasing responsibility involving medical research and clinical development in the oncology/hematology group at Biogen Idec, a Cambridge, Massachusetts based biotechnology company, including his most recent position of Senior Director, Oncology Research and Development, which he held from March 2006 to May 2007. Prior to Biogen Idec, from October 2002 to August 2003, Dr. Molina served as Senior Director, Medical Affairs, and Department Head, Medical Information and Communication at IDEC Pharmaceuticals, which merged with Biogen, Inc. in 2003 to form Biogen Idec. Dr. Molina received an M.S. in Physiology and M.D. from Stanford University School of Medicine.

Richard B. Phillips, Ph.D. joined Cougar in January 2007 as Vice President of Regulatory Affairs and Quality Assurance. Since 2005, Dr. Phillips was employed by Amgen Inc., where he was the Director of Regulatory Affairs and Global Regulatory Leader for Vectibix™ (panitumumab), which received FDA approval in 2006 for the treatment of metastatic colorectal cancer. Prior to Amgen, Dr. Phillips served as Vice President of Regulatory Affairs and Quality Assurance at Chugai Pharma USA from 2002 to 2004, where he was responsible for eight development programs in five therapeutic areas, including oncology. He has also held regulatory affairs management positions with Pfizer Inc. (Parke-Davis), Johnson & Johnson (Janssen, L.P.), G.D. Searle (Pfizer) and Structural GenomiX.

Charles R. Eyler joined Cougar in September 2004 as Vice President of Finance and became our Treasurer in April 2006. Prior to joining Cougar, from March 1999 to January 2004, Mr. Eyler served as Chief Financial Officer and Chief Operating Officer of Hayes Medical Inc., a private company based in El Dorado Hills, California, which designs, manufactures, markets and distributes orthopaedic implants and instruments specializing in total hip and knee implants and instrumentation. Prior to Hayes Medical, Mr. Eyler held several financial positions, including Director of Finance and Administration at Alphatec Manufacturing, Inc., Division Controller at JBL Scientific, Inc., Division Controller at Surgitek, Inc. and Financial Systems Director at Zimmer, Inc. Mr. Eyler received his B.S. from Drexel University and his M.B.A. from Saint Francis College.

Compensation of Named Executive Officers

Summary of Compensation

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year; (ii) each other individual that served as our executive officer at the conclusion of the fiscal year ended December 31, 2007 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year; and (iii) an additional individual who received in excess of $100,000 in the form of salary and bonus during such fiscal year but was not serving as an executive officer at the end of the fiscal year (collectively, the “named executives”).

Name and Principal Position	Year	Salary	Bonus (1)		Option Awards (2)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Alan H. Auerbach	2007	$316,827	$50,000	(3)	$517,103	$1,350,000	(4)	$11,059	(5)	$2,244,989
Chief Executive Officer and President	2006	262,500	150,000	(6)	781,346	0		8,854	(7)	1,202,700
Arturo Molina, M.D., MS, FACP	2007	$195,576	$0		$394,217	$0		$108,306	(8)	$698,099
Senior Vice President Clinical Research and Development
Charles R. Eyler	2007	$170,173	$70,000	(9)	$72,573	$16,000	(10)	$9,396	(11)	$338,142
Vice President, Finance and Treasurer	2006	140,000	40,000	(12)	7,722	0		8,800	(13)	196,522
Gloria T. Lee, M.D	2007	$310,000	$62,000	(15)	$16,585	$0		$9,968	(16)	$398,553
Vice President, Clinical Research and Development (14)	2006	310,000	110,000	(17)	7,722	0		9,058	(18)	436,780

(1)	Our executives are eligible for discretionary annual bonuses based on their performance for each year of employment, each such year commencing on the anniversary of such employee’s date of hire. Bonuses are granted at the discretion of our Board of Directors. The factors considered by the Board in determining whether to grant executives a bonus are described under the caption “—Executive Bonus Compensation” below in this section of the Proxy Statement.
(2)	Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R) of stock option awards, and may include amounts from awards granted in and prior to fiscal year 2007. Assumptions used in the calculation of this amount for employees are identified in Note 3 to our annual financial statements for the year ended December 31, 2007 included in our Annual Report.
(3)	Represents a discretionary bonus of $50,000 paid to Mr. Auerbach in June 2007, pursuant to the terms of his employment agreement, relating to Mr. Auerbach’s performance for the period from May 16, 2006 to May 15, 2007.
(4)	Pursuant to the terms of his employment agreement, Mr. Auerbach was awarded two incentive bonuses in aggregate amount of $1,350,000 based on our stock performance in 2007. See “—Employment Agreements with Executives” below for additional detail relating to the incentive bonus payments.
(5)	Represents (i) a 401(k) matching contribution in the amount of $8,800 and (ii) $2,259 of imputed income relating to life insurance payments made on behalf of Mr. Auerbach.
(6)	Represents a discretionary bonus paid to Mr. Auerbach on June 20, 2006 pursuant to the terms of his employment agreement relating to Mr. Auerbach’s performance for the period from May 16, 2005 to May 15, 2006. Does not include a bonus of $150,000 paid to Mr. Auerbach on April 15, 2006 for his performance for the period from May 16, 2004 to May 15, 2005.
(7)	Represents (i) a 401(k) matching contribution in the amount of $8,800 and (ii) $54 of imputed income relating to life insurance payments made on behalf of Mr. Auerbach.
(8)	Represents a relocation allowance of $108,000 and $306 of imputed income relating to life insurance payments made on behalf of Dr. Molina.

(9)	Represents a discretionary bonus of $70,000 paid to Mr. Eyler relating to Mr. Eyler’s employment performance during the period from August 5, 2006 to August 23, 2007.
(10)	Represents an incentive bonus of $16,000 payable to Mr. Eyler paid in April 2007 because we did not incur a material weakness relating to our internal control over financial reporting for the fiscal quarter ended September 30, 2006 and our fiscal year ended December 31, 2006.
(11)	Represents a 401(k) matching contribution in the amount of $8,800 and $596 of imputed income relating to life insurance payments made on behalf of Mr. Eyler.
(12)	Represents a discretionary bonus of $40,000 paid to Mr. Eyler on October 31, 2006 relating to Mr. Eyler’s employment performance during the period from August 5, 2005 to August 4, 2006. This amount does not include a discretionary incentive bonus of $56,000 paid to Mr. Eyler on June 15, 2006 relating to Mr. Eyler’s employment performance during the period from August 5, 2004 to August 4, 2005.
(13)	Represents a 401(k) matching contribution made on behalf of Mr. Eyler.
(14)	Although Dr. Lee continues to serve as Vice President, Clinical Research and Development, she was not deemed an executive officer at Cougar after May 2007.
(15)	Represents (i) a discretionary bonus of $62,000 awarded to Dr. Lee on December 21, 2007 relating to Dr. Lee’s employment performance from November 15, 2006 to November 15, 2007.
(16)	Represents (i) a 401(k) matching contribution in the amount of $8,800 and (ii) $1,168 of imputed income relating to life insurance payments made on behalf of Dr. Lee.
(17)	Represents (i) a discretionary bonus of $62,000 paid to Dr. Lee on December 31, 2006 relating to Dr. Lee’s employment performance from November 15, 2005 to November 15, 2006 and (ii) $48,000 of an advance bonus of $96,000 paid to Dr. Lee upon her acceptance of employment in November 2004. Dr. Lee would have been required to repay the entire $96,000 bonus payment if her employment was terminated prior to her first anniversary with us, or repay $48,000 of the bonus payment if her employment was terminated between her first anniversary and second anniversary with us. In November 2006, when the potential obligation of Dr. Lee to repay the remaining $48,000 expired, $48,000 of the bonus was earned. This amount does not include a discretionary bonus payment of $62,000 paid to Dr. Lee on June 15, 2006 relating to her employment performance for the period from November 15, 2004 to November 14, 2005.
(18)	Represents (i) a 401(k) matching contribution in the amount of $8,800 and (ii) $258 of imputed income relating to life insurance payments made on behalf of Dr. Lee.

Employment Agreements with Executives

Chief Executive Officer and President

On September 28, 2006, we entered into an employment agreement with Alan H. Auerbach, our Chief Executive Officer and President. The September 2006 employment agreement supersedes all prior agreements relating to terms of Mr. Auerbach’s employment, including an employment agreement between us and Mr. Auerbach dated May 16, 2003. Pursuant to the agreement, Mr. Auerbach was entitled to receive an annual base salary of $300,000, which was retroactive to May 16, 2006. Mr. Auerbach is also eligible for an annual bonus of up to $50,000 for each year of his employment term to be determined at the discretion of our Board based upon Mr. Auerbach’s performance. Additionally, the agreement provides that Mr. Auerbach is eligible for one-time milestone-based bonus payments, as follows: (i) $100,000 upon such time that our market capitalization is at least $150 million; (ii) $250,000 upon such time that our market capitalization is at least $250 million; (iii) $1,000,000 upon such time that our market capitalization is at least $500 million; and (iv) $2,000,000 upon such time that our market capitalization is at least $1 billion. Pursuant to the agreement, we also issued Mr. Auerbach a 10-year option, under our 2003 Stock Option Plan, to purchase 336,139 shares of our common stock at an exercise price of $4.50 per share, which our Board determined was the fair market value of our common stock on the grant date. The option vests in four equal annual installments commencing on May 16, 2007. Mr. Auerbach’s agreement also includes standard confidentiality provisions and 18-month non-competition and non-solicitation provisions. Mr. Auerbach’s employment agreement has a term of one year, and annually renews for one year periods thereafter unless either party gives the other 60 days written notice prior to the end of term, or any renewal term, that such term is not to be extended. On April 16 and July 15, 2007, we paid Mr. Auerbach a non-discretionary bonus of $350,000 and $1,000,000 based upon our market capitalization reaching $250 million and $500 million on March 22 and June 22, 2007, respectively.

On June 11, 2007, the Board approved an increase in Mr. Auerbach’s base salary from $300,000 to $330,000 per year and awarded Mr. Auerbach a discretionary cash bonus of $50,000 pursuant to the terms of his employment agreement. Additionally, we granted Mr. Auerbach a 10-year option, pursuant to our 2003 Stock Option Plan, to purchase 100,000 shares of our common stock at an exercise price of $24.50. The option vests in four equal and annual installments, commencing June 11, 2008.

Under the terms of Mr. Auerbach’s employment agreement, in the event we terminate his employment upon a change of control, he is entitled to continue receiving his annualized base salary for one year following such termination. In the event we terminate Mr. Auerbach’s employment other than in connection with a change of control, without cause or other than as a result of his death or disability, he is entitled to receive his annual base salary for a period of one year, as well as all earned, but unpaid bonuses. For purposes of the agreement, the term “cause” means (i) the willful failure, disregard or refusal by Mr. Auerbach to perform his duties; (ii) any willful, intentional or grossly negligent act by Mr. Auerbach having the effect of injuring in a material way, as determined by our Board in good faith, our business or reputation; (iii) Mr. Auerbach’s willful misconduct with respect to his duties and obligations, including subordination with respect to directions of our Board; (iv) Mr. Auerbach’s indictment of any felony or misdemeanor involving moral turpitude; (v) our determination, after a reasonable and good faith investigation following a written allegation by another employee, that Mr. Auerbach engaged in some form of harassment prohibited by law, unless his actions were specifically directed by our Board; (vi) any misappropriation or embezzlement of our property; (vii) Mr. Auerbach’s breach of the non-competition, non-solicitation and confidentiality provisions of his employment agreement; and (viii) Mr. Auerbach’s breach of any other provision of his employment agreement following 30 days notice and opportunity to cure. The term “change of control” means (a) the acquisition, directly or indirectly, by any person in one or a series of related transactions of more than 50% of our combined voting power if such person did not own more than 50% of our outstanding voting power prior to such transaction(s), or (b) the future disposition by us of all or substantially all of our business or assets in one or a series of related transactions (other than a transaction solely to effect a change of our domicile).

Treasurer, Vice President of Finance

On August 5, 2004, we entered into a letter agreement with Charles Eyler to serve as our Vice President of Finance. Pursuant to the letter agreement, Mr. Eyler was entitled to receive an annual base salary of $140,000. Mr. Eyler is also eligible for a bonus each year, at the discretion of our Board of Directors, of up to 50% of his base salary. The letter agreement with Mr. Eyler also provided for a stock option to purchase 38,411 shares of our common stock at an exercise price of $3.91 per share. The stock option vested in two equal installments on each of the first two anniversaries of Mr. Eyler’s employment with us. Mr. Eyler’s letter agreement did not provide for any payments in connection with the termination of his employment or upon a change of control of our company.

On August 31, 2007, we entered into a letter agreement with Charles Eyler superseding the terms of his prior letter agreement. Pursuant to the letter agreement, Mr. Eyler is entitled to receive an annual base salary of $225,000. Mr. Eyler is also eligible for a bonus each year, at the discretion of our Board of Directors, of up to $75,000. Pursuant to the letter agreement in the event we terminate Mr. Eyler’s employment for reasons other than “cause,” death or disability, he will be entitled to a severance package equal to six months of his base salary, payable over such six-month period in accordance with our normal payroll practices. Additionally, any outstanding options to purchase our common stock he holds shall continue to vest in accordance with their respective terms during the six-month period. For purposes hereof, “cause” shall mean: (i) failure to adequately perform job duties, in the good faith discretion of our Board of Directors or Chief Executive Officer; (ii) willful failure, disregard or refusal to perform, or willful misconduct in performance of, duties of employment; (iii) any willful, intentional or grossly negligent act having a negative effect on the business or reputation of Cougar or its affiliates, as determined in the good faith discretion of our Board or Chief Executive Officer; (iv) indictment of any felony or a misdemeanor involving moral turpitude (including entry of a nolo contendere plea); (v) engagement in any form of harassment prohibited by law (including, without limitation, age, sex or race discrimination); (vi) any misappropriation or embezzlement of property of Cougar or its affiliates (whether or not a misdemeanor or felony); or (vii) material breach of any other agreement with us, including without limitation any confidentiality, inventions or non-competition agreements.

Senior Vice President of Clinical Research and Development

On March 16, 2007 we entered into a letter agreement with Arturo Molina, M.D. to serve as our Senior Vice President of Clinical Research and Development. Pursuant to the letter agreement, Dr. Molina is entitled to receive an annual base salary of $300,000. Dr. Molina is also eligible for a bonus each year, at the discretion of our Board of Directors, of up to 30% of his base salary of $300,000. Dr. Molina received in 2007 a one-time bonus of $108,000 to be used toward his relocation expenses. Should Dr. Molina’s employment with us terminate prior to the first anniversary of his date of hire, he will be required to repay the entire relocation payment; (b) if his employment terminates subsequent to the first anniversary but prior to the second anniversary of the date of hire, he will be required to repay $72,000 of the relocation payment; and (c) if his employment terminates subsequent to the second anniversary but prior to the third anniversary of his date of hire, he will be required to repay $36,000 of the relocation payment. After three consecutive years of employment, he will have no further obligation to repay all or any portion of the relocation payment. Dr. Molina also received options to purchase 160,000 shares of our common stock at an exercise price of $21.05 per share. These stock options vest annually in four equal installments on each of the first four anniversaries of Dr. Molina’s employment with us. In the event we terminate Dr. Molina’s employment within three months of a change of control of Cougar and the exercise price of the stock options he received from Cougar is higher than the per share market value of common stock on the date of termination, he will be entitled to a severance payment equal to six months of his base salary, payable over such period in accordance with our normal payroll procedures. For purposes of this provision, “change of control” means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of Cougar representing in excess of 50% or more of the combined voting power of Cougar’s then outstanding securities if such person or entity, or related or its affiliate(s) do not own in excess of 50% of such voting power on the date of the letter agreement, or (ii) future disposition (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing our domicile).

Vice President of Regulatory Affairs and Quality Assurance

On January 16, 2007, we entered into a letter agreement with Richard B. Phillips, Ph. D., whereby Dr. Phillips agreed to serve as our Vice President of Regulatory Affairs and Quality Assurance. Pursuant to the letter agreement, Dr. Phillips is entitled to an annual base salary of $220,000. Dr. Phillips is also eligible for a bonus each year, at the discretion of our Board of Directors, of up to 30% of his base salary. Dr. Phillips also received options to purchase 90,000 shares of our common stock at an exercise price of $4.50 per share. These stock options vest annually in three equal installments on each of the first three anniversaries of his employment with us. Dr. Phillip’s letter agreement does not provide for any payments in connection with the termination of his employment or upon a change of control of our company.

Executive Bonus Compensation

Our named executive officers are eligible for discretionary annual bonuses, the maximum amount of which is determined as a percentage of such executive’s annual salary. The determination of whether to declare such bonuses, and if declared, the amount of such bonuses, are made at the sole discretion of our Board of Directors, and may be based upon the recommendation of our Chief Executive Officer. The Chief Executive Officer does not provide recommendations or other input with respect to his own bonus. A number of performance factors are considered in bonus decisions, including (i) professional ability (job knowledge and professionalism), (ii) human relations skills (interpersonal skills, communication and coordination), (iii) strengths and (iv) areas of developments. We currently do not anticipate changing our bonus policy as it pertains to executives.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2007.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable		Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Alan H. Auerbach	216,063	(2)	72,020	(2)	$0.39	1/1/2014
	90,650	(3)			$4.76	2/27/2016
	161,326	(3)			$4.50	3/9/2016
	84,035		252,104	(4)	$4.50	9/26/2016
			100,000	(5)	$24.50	6/11/2017
Arturo Molina, M.D., MS, FACP			160,000	(6)	$21.05	5/7/2017
Charles R. Eyler	38,411				$3.91	8/23/2014
	5,000		10,000	(7)	$4.50	9/6/2016
			40,000	(8)	$22.50	8/23/2017
Gloria T. Lee, M.D.	76,822				$3.91	11/8/2014
	5,000		10,000	(7)	$4.50	9/6/2016
			7,500	(9)	$29.83	12/21/2017

(1)	All options granted pursuant to our 2003 Stock Option Plan, as amended.
(2)	Options vest in equal amounts annually over four years, commencing on January 1, 2005, each vesting date subject to Mr. Auerbach’s continued employment with us on each such date.
(3)	Options vested upon completion of our April 3, 2006 private placement offering.
(4)	Options vest in equal amounts annually over four years commencing on May 16, 2007, subject to Mr. Auerbach’s continued employment with us on each such date.
(5)	Options vest in equal amounts annually over four years, commencing on June 11, 2008, each vesting date subject to Mr. Auerbach’s continued employment with us on each such date.
(6)	Options vest in equal amounts annually over four years, commencing on May 7, 2008, each vesting date subject to Dr. Molina’s continued employment with us on each such date.
(7)	Options vest in equal amounts annually over three years commencing on June 11, 2007, subject to such person’s continued employment with us on each such date.
(8)	Options vest in equal amounts annually over four years, commencing on August 23, 2008, each vesting date subject to Mr. Eyler’s continued employment with us on each such date.
(9)	Options vest in equal amounts annually over three years commencing on December 21, 2008, subject to Dr. Lee’s continued employment with us on each such date.

Severance and Change of Control Arrangements

See “—Employment Agreements with Executives” above for a description of the severance and change of control arrangements with Mr. Auerbach, Mr. Eyler and Dr. Molina. We have not entered into severance or change of control provisions in any employment agreements with our other employees.

Our Board of Directors, or a committee thereof, serving as plan administrator of our 2003 Stock Option Plan, has the authority to provide for accelerated vesting of the options granted to our named executive officers and any other person in connection with changes of control of our Company, including: (a) the sale, lease, exchange or other transfer of substantially all of our assets to a non-affiliate; (b) our liquidation or dissolution; (c) subject to certain limitations, if any person becomes the beneficial owner of in excess of 20% of the combined voting power of our outstanding securities having the right to vote at elections of directors; (d) subject to certain limitations, a merger or consolidation whereby our shareholders immediately prior to effective date of such merger or consolidation have beneficial ownership, immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing less than 80% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors; or (e) if after the date our securities are first sold in a registered public offering, our then existing directors cease to constitute at least a majority of the Board. This description constitutes only a summary of the relevant terms of our 2003 Stock Option Plan, which is attached hereto as Appendix A.

Executive Compensation under the 2003 Stock Option Plan

As of December 31, 2007, we have 2,527,962 outstanding stock options issued under our 2003 Stock Option Plan, of which 1,328,931 have been issued to the named executives through December 31, 2007.

Director Compensation

In June 2006, as amended on June 11, 2007, our Board of Directors adopted a non-employee director compensation program. Pursuant to the compensation program, each non-employee director serving on our Board is entitled to receive an annual retainer of $25,000, plus $2,500 for each board meeting attended in person and $1,000 for each meeting attended telephonically. Additionally, upon initial appointment to the Board and thereafter upon election by our stockholders at an annual meeting, each non-employee director is entitled to receive an option grant to purchase 30,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on the date of grant, such options to vest in equal parts annually over three years. Thereafter, non-employee directors are entitled to an annual stock option grant to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on the date of grant, such options to vest in equal parts annually over three years, upon their election by the stockholders. In addition, the chair of the audit committee of our Board of Directors is also entitled to receive an annual retained of $10,000 and each other member of the audit committee shall be entitled to an annual retainer of $5,000, plus $1,500 for each committee meeting attended in person or $750 for each meeting attended telephonically.

Pursuant to the non-employee director program, on June 28, 2006, we issued to Drs. Belldegrun and Rosenwald and to Messrs. Meyers and Richman, who served as non-employee directors on such date, 10-year non-qualified options to purchase 30,000 shares of our common stock at an exercise price of $4.50 per share, the fair market value of our common stock, as determined by our Board of Directors in its good faith discretion. Such options shall vest in three equal annual installments commencing June 28, 2007. On September 6, 2006, we similarly issued to Dr. Ellison a 10-year option to purchase 30,000 shares of our common stock at an exercise price of $4.50 per share, the fair market value of our common stock on such date, upon his appointment to our Board. Dr. Ellison’s options vest in three equal annual installments commencing September 6, 2007.

Pursuant to the non-employee director program, on June 11, 2007, we issued to Drs. Belldegrun and Ellison and to Messrs. Meyers and Richman, our non-employee directors on such date, 10-year non-qualified options to purchase 10,000 shares of our common stock at an exercise price of $24.50 per share, the fair market value of our common stock on the date of the grant, Such options vest in three equal annual installments commencing June 11, 2008. On June 12, 2007 we similarly issued to Mr. Malley a 10-year option to purchase 30,000 shares of our common stock at an exercise price of $24.05 per share, the fair market value of our common stock on such date. On September 12, 2007, we issued to Dr. Samuel R. Saks, M.D., a 10-year option to purchase 45,000 shares of our common stock at an exercise price of $23.41. Dr. Saks’ option grant shall vest in five annual installments of 10,000, 12,500, 15,000, 5,000 and 2,500 shares, respectively, commencing on the first anniversary of the date of grant and continuing hereafter until the fifth anniversary of the grant, so long as he remains a member of our Board of Directors.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation		Total
Arie S. Belldegrun, M.D.	$27,750	$66,431	$5,125,893	(2)(3)	$5,220,074
Lindsay A. Rosenwald, M.D. (4)	$10,250	$9,207	$0		$19,457
Harold J. Meyers	$39,500	$63,184	$0		$102,684
Michael S. Richman	$26,250	$65,735	$0		$91,985
Russell H. Ellison, M.D.	$27,750	$65,276	$0		$93,026
Thomas R. Malley	$20,750	$94,980	$0		$115,730
Samuel R. Saks, M.D.	$18,250	$50,962	$0		$69,212

(1)	Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R) of stock option awards, relating to stock option grants to purchase shares of our common stock, at an exercise price equal to the fair market value of our common stock on the dates of each grant, to each of our non-employee directors pursuant to the terms of our director compensation plan. Assumptions used in the calculation of this amount for non-employees are identified in Note 3 to our financial statements for the year ended December 31, 2007 included in our Annual Report.
(2)	Represents consulting compensation paid to Dr. Belldegrun relating to (i) a monthly consulting fee of $16,666 paid pursuant to the terms of our Scientific Advisory Agreement, as amended, entered into with Dr. Belldegrun, and (ii) option grants to Dr. Belldegrun as described in footnote (3) below. For more detail with respect to our consulting arrangement with Dr. Belldegrun, see the caption entitled “ — Scientific Advisory Agreement” below.
(3)	Includes $4,925,893, which constitutes the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with the provisions of SFAS 123 and EITF 96-18 of the following stock option awards issued to Dr. Belldegrun for his consulting services pursuant to our Scientific Advisory Agreement: (i) an option to purchase 153,644 shares at an exercise price of $0.39 per share granted in January 2004; (ii) an option to purchase 38,411 shares at an exercise price of $0.39 per share granted in August 2004, and amended in December 2006 to adjust the exercise price to $2.60 per share, the fair market value of our common stock on the date of original grant pursuant to the terms of Section 409A of the Internal Revenue Code; and (iii) an option to purchase 200,000 shares at an exercise price of $4.50 per share granted in September 2006. With respect to (ii) herein, the compensation cost reflects the incremental fair value of such option as modified, in accordance with SFAS 123R.
(4)	Dr. Rosenwald resigned from our Board of Directors in July 2007.

Scientific Advisory Agreement

We entered into a Scientific Advisory Agreement dated January 1, 2004, as amended August 24, 2004, with Dr. Arie Belldegrun to serve as Chairman of our Scientific Advisory Board and as a member of our Board of Directors. Pursuant to the Scientific Advisory Agreement, Dr. Belldegrun receives an annual payment of $200,000 per year. Additionally, for each new technology that we in-license or otherwise acquire that is first introduced to us by or through Dr. Belldegrun, or for which Dr. Belldegrun actively participates in the evaluation process (as determined by our Chief Executive Officer), we are to make milestone payments to Dr. Belldegrun ranging from $50,000 to $150,000 for each such technology, depending on the clinical phase trials such technology is undergoing or has completed. Furthermore, pursuant to the Scientific Advisory Agreement, we are to make a payment of $100,000 to Dr. Belldegrun in the event he assists in preparation for and participation in meetings with potential investors relating to an offering of securities with minimum proceeds of at least $5,000,000, provided that only one such payment shall be made per year. The Scientific Advisory Agreement has a term of four years, and annually renews for one year periods thereafter unless either party gives the other 30 days written notice prior to the end of term, or any renewal term, that such term is not to be extended. In the event we terminate the Scientific Advisory Agreement prior to the end of the initial term for any reason other than gross negligence, willful misconduct or fraud on the part of Dr. Belldegrun, we will be obligated to pay Dr. Belldegrun all amounts owed to him for the remainder of the calendar year in which termination occurs, and all stock options that would otherwise have vested in such calendar year shall automatically vest upon such termination. The Scientific Advisory Agreement contains other customary terms and provisions that are standard in our industry. In conjunction with execution of the original Scientific Advisory Agreement in January 2004, we granted Dr. Belldegrun options to purchase an aggregate of 153,644 shares of our common stock at an exercise price of $0.39 per share.

Pursuant to the amendment of the Scientific Advisory Agreement in August 2004, we issued Dr. Belldegrun an additional option to purchase 38,411 shares of common stock at an exercise price of $0.39 per share. The fair market value of our common stock on the date of such amendment was $2.60 per share.

During 2005, our Board of Directors approved bonuses in the aggregate of $150,000 to Dr. Belldegrun, including a $50,000 bonus in connection with the in-licensing of one of our product candidates. The remaining $100,000 bonus was in connection with Dr. Belldegrun’s participation in our private placement offering. Dr. Belldegrun, Chief of the Division of Urologic Oncology at the David Geffen School of Medicine at the University of California, Los Angeles (UCLA), responded to scientific and clinical questions from potential and actual investors relating to our drugs and their development, including how such drugs could be used in clinical practice should we obtain the necessary regulatory approval. These bonuses were paid in April 2006.

In February 2006 we granted Dr. Belldegrun options to purchase 90,650 shares of our common stock at an exercise price of $4.82 per share. Additionally, in March 2006 we granted Dr. Belldegrun options to purchase an additional 161,326 shares of our common stock at an exercise price of $4.50 per share. All of these options vested upon completion of our private placement offering completed on April 3, 2006.

In September 2006, we granted to Dr. Belldegrun a 10-year stock option to purchase 200,000 shares of our common stock at an exercise price of $4.50 per share. The option, which was approved by our Board of Directors, vests in four equal installments commencing September 2007.

On December 29, 2006, we and Dr. Belldegrun agreed to amend the terms of the agreement relating to his option to purchase 38,411 shares of our common stock granted in August 2004 to increase the exercise price of the underlying option to $2.60 per share, the fair market value of our common stock on the date of grant, in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended. In order to compensate Dr. Belldegrun for the increased exercise price, we also issued Dr. Belldegrun 18,864 shares of restricted common stock, all of which vested on January 2, 2007.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships with other entities among our executive officers and directors that are required to be disclosed under applicable SEC regulations relating to compensation committee interlocks and insider participation.

PROPOSAL NO. 2:

TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal year 2008. J.H. Cohn has performed this function for us commencing with the fiscal year ended December 31, 2003. We expect that representatives of J.H. Cohn will be in attendance at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Fees Billed to the Company by Its Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by J.H. Cohn LLP, our independent registered public accounting firm for professional services rendered for fiscal years ended December 31:

Fee Category	2007 Fees	2006 Fees
Audit Fees	$174,600	$182,300
Audit-Related Fees (1)	60,104	113,747
Tax Fees (2)	6,200	6,000

Total Fees	$240,904	$302,047

(1)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but not reported under the caption “Audit Fees.” These fees include review of registration statements and participation at Board of Directors and audit committee meetings.
(2)	Tax Fees consist of fees for tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

At present, our audit committee approves each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services. Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by our independent registered public accounting firm for fiscal 2007 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Changes in our Certifying Accountant

On April 3, 2006, we entered into a “reverse merger” transaction with SRKP 4, Inc., a public reporting shell corporation formed under Delaware law, whereby we were the accounting acquirer in the transaction. Following the merger, we changed the name of the corporation from SRKP 4, Inc. to Cougar Biotechnology, Inc.

Effective April 17, 2006, we dismissed AJ. Robbins, P.C. as the independent registered public accounting firm of SRKP 4, Inc. The majority of our Board of Directors participated in the decision to change independent registered public accounting firms, which was subsequently formally ratified by our entire Board.

AJ. Robbins’ audit report on SRKP 4, Inc.’s financial statements for the period ended December 31, 2005 did not include an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as to AJ. Robbins’ independent auditor’s report dated January 19, 2006, furnished in connection with SRKP 4, Inc.’s annual report on Form 10-KSB for the period ended December 31, 2005, which contained an opinion raising substantial doubt about our ability to continue as a going concern.

During our most recent fiscal year and any subsequent interim period prior to the date of this report, there were no disagreements with AJ. Robbins on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AJ. Robbins, would have caused it to make reference to the matter thereof in connection with its report.

We provided AJ. Robbins with a copy of our foregoing disclosure and requested that AJ. Robbins furnish us a letter addressed to the Commission stating whether or not AJ. Robbins agreed with the above statements. A copy of such letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2006.

During the years ended December 31, 2005 and 2004, and subsequently through April 17, 2006, neither SRKP nor anyone acting on its behalf consulted with J.H. Cohn regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

J. H. Cohn LLP has been the independent registered public accounting firm since the inception of Cougar Biotechnology in May 2003. On April 17, 2006, we appointed J.H. Cohn LLP as the independent registered public accounting firm of the merged companies.

Vote Required

Ratification of J.H. Cohn LLP’s appointment as our independent registered public accounting firm for the fiscal year 2008 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock present and entitled to vote at the Annual Meeting. A stockholder who abstains with respect to this proposal is considered to be present and entitled to vote on this proposal at the Annual Meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on this proposal, shall not be considered present and entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

TO RATIFY AND APPROVE A PROPOSED AMENDMENT TO OUR

2003 STOCK OPTION PLAN

On March 10, 2008, the Board of Directors approved a proposed amendment to our 2003 Stock Option Plan (as amended to date, the “Plan”) to increase the number of shares of common stock authorized for issuance thereunder from 3,344,385 to 5,344,385. The amendment is subject to the approval of our stockholders. Immediately below is a summary of the existing Plan and a discussion of the federal income tax consequences of the issuance and exercise of options under the Plan to recipients and to us. This summary of the existing Plan is qualified entirely by reference to the complete text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

General

In May 2003, the Board approved and adopted the 2003 Plan in the form attached hereto as Appendix A. The Board approved amendments to the 2003 Plan in September 2006, March 2007 and March 2008 to increase the number of shares of common stock authorized for issuance. The 2003 Plan authorizes a total of 3,344,385 shares of common stock for issuance, which represents approximately 16% of the outstanding shares of common stock. As of the date of this Proxy Statement, stock options relating to an aggregate of 2,595,750 shares of common stock had been granted at exercise prices ranging from $0.39 to $31, leaving a total of 748,635 shares available for issuance.

The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees of and consultants to the Company.

The Plan provides that a committee (the “Committee”) composed of at least two disinterested members of the Board of Directors of the Company may grant Incentives in the following forms: (a) stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to participants who are employees of or consultants to the Company (including officers and directors of the Company who are also employees of or consultants to the Company) selected from time to time by the Committee. In the event there is no Committee, then the entire Board shall have responsibility for administering the Plan.

Types of Incentives

Stock Options

Under the Plan, the Committee may grant non-qualified and incentive stock options to eligible participants to purchase shares of common stock from the Company. The Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of a non-qualified option may not exceed 10 years from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option. The Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

The option price may be paid in cash, check, bank draft or by delivery of shares of common stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of common stock valued at their fair market value or as otherwise authorized by the Committee.

In the event that an optionee ceases to be an employee of or consultant to the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

Stock Appreciation Rights

A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

The Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of common stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed 10 years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

Upon exercise of a SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of common stock, cash, or any combination of common stock and cash.

Restricted Stock

Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares, including, for example, the right to vote such shares.

Stock Awards

Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

Performance Shares

Performance shares consist of the grant by the Company to an eligible participant of a contingent right to receive cash or payment of shares of common stock. The performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

Non-Transferability of Most Incentives

No stock option, SAR, performance share or restricted stock granted under the Plan is transferable by its holder, except in the event of the holder’s death, by will or the laws of descent and distribution. During an employee’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

Amendment to the Plan

The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of common stock which may be issued to all participants under the Plan, (c) materially change or expand the types of Incentives that may be granted under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, or (e) materially increase the benefits accruing to participants. Certain Plan amendments require shareholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the Plan, or change the requirements for eligibility under the Plan.

Federal Income Tax Consequences

The following discussion sets forth certain United States income tax considerations in connection with the ownership of common stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986 in its current form and current judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder’s particular status.

An employee who receives restricted stock or performance shares subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or are no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

An employee who receives a stock award under the Plan consisting of shares of common stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of common stock covered by the award on the date it is made, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.

When a non-qualified stock option granted pursuant to the 2003 Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock as to which the option is exercised and the aggregate fair market value of shares of the common stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

Options that qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee’s hands, will be treated as long-term capital gain or loss; (iii) the optionee’s basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an “item of tax preference” for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee’s basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares surrendered is carried over to the shares received in replacement of the previously owned shares. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize a gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

When a stock appreciation right granted pursuant to the Plan is exercised, the employee will realize ordinary income in the year the right is exercised equal to the value of the appreciation the employee is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

The Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to recipients of options or to the Company or to describe tax consequences based on particular circumstances. It is based on federal income tax and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Proposed Amendment to Plan

If ratified and approved by our stockholders, the proposed amendment to the Plan will increase the number of shares of common stock that are reserved for issuance under the Plan from 3,344,385 to 5,344,385 shares, subject to adjustment in the event of a recapitalization or other corporate restructuring. The amendment would represent an increase of an aggregate of 2,000,000 shares reserved for issuance under the Plan and, as amended, the shares reserved for issuance under the Plan would represent approximately 26% of the outstanding shares of the common stock eligible to vote on the Record Date.

Securities Authorized for Issuance under Equity Compensation Plans

The Plan, which is currently our only equity compensation plan, was approved by our stockholders. The following table sets forth the (i) number of securities to be issued upon the exercise of outstanding options, warrants and rights issued under our equity compensation plans; (ii) the weighted average exercise price of such options, warrants and rights; and (iii) the number of securities remaining available for future issuance under our equity compensation plans (each as converted pursuant to the merger), as of December 31, 2007 with respect to the Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted- Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders:	2,527,962	$8.03	816,423
Equity compensation plans not approved by stockholders:		—	—

Total	2,527,962	$8.03	816,423

Option Grants Currently Outstanding

The following table sets forth the recipients of outstanding stock option awards and restricted stock awards that we have granted under the Plan to (i) our named executive officers, (ii) our current executive officers as a group, (iii) our current non-employee directors as a group, (iv) our current and former non-executive employees as a group and (v) our non-employee consultants and advisors. The only types of awards granted pursuant to the Plan are stock options and restricted stock grants.

Name and Position	Shares Underlying Options (#)	Restricted Stock Awards (#)	Total Shares Underlying Awards Under the Plan, as amended (#)	Percent of Total Shares Underlying Awards Under 2003 Plan as amended (%)
Alan H. Auerbach	976,198	0	976,198	29.2
Gloria T. Lee, M.D.	99,322	0	99,322	3.0
Charles R. Eyler	93,411	0	93,411	2.8
Arturo Molina, M.D.	160,000	0	160,000	4.8
Executive Officers as a group	1,328,931	0	1,328,931	39.8
Non-employee Directors as a group	273,411	0	273,411	8.2
Non-executive current and former employees as a group	347,456	0	347,456	10.4
Non-employee consultants and advisors	645,952	18,864	664,816	19.9

Vote Required

Ratification and approval of the proposed amendment to the 2003 Stock Option Plan to increase the number of shares of our common stock issuable thereunder from 3,344,385 to 5,344,385 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock present and entitled to vote at the Annual Meeting. A stockholder who abstains with respect to this proposal is considered to be present and entitled to vote on this proposal at the Annual Meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on this proposal, shall not be considered present and entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT TO THE 2003 STOCK OPTION PLAN.

OTHER MATTERS

Certain Transactions and Relationships

We entered into a Scientific Advisory Agreement dated January 1, 2004, as amended August 24, 2004 (the “Scientific Advisory Agreement”), with Dr. Arie Belldegrun to serve as Chairman of our Scientific Advisory Board and as a member of our Board of Directors. Pursuant to the Scientific Advisory Agreement, Dr. Belldegrun receives an annual payment of $200,000 per year, and is entitled to receive certain bonus payments in the event he assists in our in-license of additional technologies. The terms of the Scientific Advisory Agreement are set forth in more detail in the “—Director Compensation” section above under the caption “Scientific Advisory Agreement.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during 2006, we believe that all such forms were filed on a timely basis, except for those items listed in the table below.

Name of Filer	Description of Transaction	Transaction Date	Filing Date
Alan H. Auerbach	Option grant	6/11/07	6/15/07

Arie S. Belldegrun	Option cancellation and re-grant in connection with IRS 409A transition rules	2/26/07 and 2/27/07	3/09/07
	Shares issued in connection with penalty clauses with respect to certain private placements	1/05/07 and 2/02/07	Amended Form 4 filed on 10/03/07

Thomas R. Malley	Option grant	6/12/07	6/15/07
	Purchases (1)	7/17/07	7/20/07

Samuel R. Saks	Option grant	9/12/07	9/17/07

(1)	Pursuant to a single market order, purchases occurred on 7/17, 7/18 and 7/19 and were reported on 7/20/08.

The Board of Directors does not intend to present at the Annual Meeting any other matter not referred to above and does not presently know of any matter that may be presented at the Annual Meeting by others. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

COUGAR BIOTECHNOLOGY, INC.

/s/ ALAN H. AUERBACH
Chief Executive Officer and President

Appendix A

COUGAR BIOTECHNOLOGY, INC.

2003 Stock Option Plan

(including amendments through March 2, 2007)

1.    Purpose.    The purpose of the 2003 Stock Option Plan (the “Plan”) of Cougar Biotechnology, Inc. (the “Company”) is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, directors and consultants. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.0001 par value, of the Company (“Common Stock”), monetary payments or both on terms determined under this Plan.

2.    Administration.

2.1 The Plan shall be administered by a committee of the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two directors of the Company who shall be appointed from time to time by the board of directors of the Company. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have complete authority to determine all provisions of all Incentives awarded under the Plan (as consistent with the terms of the Plan), to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentives granted under the Plan. The Committee will also have the authority under the Plan to amend or modify the terms of any outstanding Incentives in any manner; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any recipient on an Incentive adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive, however, whether pursuant to this Section 2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive for purposes of this Plan. If at any time there is no Committee, then for purposes of the Plan the term “Committee” shall mean the Company’s Board of Directors.

2.2 In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected participant, amend or modify the vesting criteria of any outstanding Incentive that is based in whole or in part on the financial performance of the Company (or any subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

3.    Eligible Participants.    Employees of the Company or its subsidiaries (including officers and employees of the Company or its subsidiaries), directors and consultants, advisors or other independent contractors who provide services to the Company or its subsidiaries (including members of the Company’s scientific advisory board) shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.    Types of Incentives.    Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5.    Shares Subject to the Plan.

5.1    Number of Shares.    Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 3,344,385 shares of Common Stock. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2    Cancellation.    To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised or unvested as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

6.    Stock Options.    A stock option is a right to purchase shares of Common Stock from the Company. The Committee may designate whether an option is to be considered an incentive stock option or a non-statutory stock option. To the extent that any incentive stock option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such incentive stock option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a non-statutory stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1    Price.    The option price per share shall be determined by the Committee, subject to adjustment under Section 11.6.

6.2    Number.    The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. No individual may receive options to purchase more than 1,000,000 shares in any year.

6.3    Duration and Time for Exercise.    Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

6.4    Manner of Exercise.    Subject to the conditions contained in this Plan and in the agreement with the recipient evidencing such option, a stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The exercise price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock that are already owned by the participant in payment of all or any part. of the exercise price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such stock options as to which there is a record date preceding the date the participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

6.5    Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)    The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted.

(b)    Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)    All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by board of directors or the date this Plan was approved by the Company’s shareholders.

(d)    Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant. No Incentive Stock Option may be exercisable after ten (10) years from its date of grant (five (5) years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

(e)    The exercise price for Incentive Stock Options shall be not less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option; provided that the exercise price shall be 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company.

7.    Stock Appreciation Rights.    An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1    Number; Exercise Price.    Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option. The exercise price of an SAR will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

7.2    Duration.    Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.3    Exercise.    An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4    Payment.    Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)    the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the exercise price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

(b)    the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8.    Stock Awards and Restricted Stock.    A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. The participant receiving a stock award will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock award under this Section 8 upon the participant becoming the holder of record of such shares. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the

Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant, which restrictions and conditions may be determined by the Committee as long as such restrictions and conditions are not inconsistent with the terms of the Plan. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1    Number of Shares.    The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2    Sale Price.    The Committee shall determine the price, if any, at which shares of restricted stock shall be sold or granted to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3    Restrictions.    All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)    a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)    a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold. to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions; or

(c)    such other conditions or restrictions as the Committee may deem advisable.

8.4    Escrow.    In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2003 Stock Option Plan of Cougar Biotechnology, Inc., (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the 2003 Stock Option Plan and the agreement is on file in the office of the secretary of the Company.

8.5    End of Restrictions.    Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6    Shareholder.    Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the restrictions set forth above will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

9.    Performance Shares.    A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of a performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1    Performance Objectives.    Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the participant before the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash as determined by the Committee. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2    Not Shareholder.    The grant of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3    No Adjustments.    No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4    Expiration of Performance Share.    If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10.    Change of Control.

10.1    Change in Control.    For purposes of this Section 10, a “Change in Control” of the Company will mean the following:

(a)    the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b)    the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)    any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuing Directors (as defined below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors); provided that a traditional institution or venture capital financing transaction shall be excluded from this definition;

(d)    a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuing Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors); or

(e)    after the date the Company’s securities are first sold in a registered public offering, the Continuing Directors cease for any reason to constitute at least a majority of the Board.

10.2    Continuing Directors.    For purposes of this Section 10, “Continuing Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Continuing Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

10.3    Acceleration of Incentives.    Without limiting the authority of the Committee under the Plan, if a Change in Control of the Company occurs whereby the acquiring entity or successor to the Company does not assume the Incentives or replace them with substantially equivalent incentive awards, then, unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive at the time of grant, then as of the date of the Change of Control (a) all outstanding options and SARs will vest and will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options or SARs have been granted remains in the employ or service of the Company or any subsidiary of the Company or any acquiring entity or successor to the Company; (b) the restrictions on all shares of restricted stock awards shall lapse immediately; and (c) all performance shares shall be deemed to be met and payment made immediately.

10.4    Cash Payment for Options.    If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an option at the time of grant or at any time after the grant of an option, and without the consent of any participant affected thereby, may determine that:

(a)    some or all participants holding outstanding options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such options; and

(b)    any options as to which, as of the effective date of any such Change in Control, the Fair Market Value of the shares of Common Stock subject to such options is less than or equal to the exercise price per share of such options, shall terminate as of the effective date of any such Change in Control.

If the Committee makes a determination as set forth in subparagraph (a) of this Section 10.4, then as of the effective date of any such Change in Control of the Company such options will terminate as to such shares and the participants formerly holding such options will only have the right to receive such cash payment(s). If the Committee makes a determination as set forth in subparagraph (b) of this Section 10.4, then as of the effective date of any such Change in Control of the Company such options will terminate, become void and expire as to all unexercised shares of Common Stock subject to such options on such date, and the participants formerly holding such options will have no further rights with respect to such options.

11.    General.

11.1    Effective Date.    The Plan will become effective upon approval by the Company’s board of directors.

11.2    Duration.    The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the shareholders of the Company.

11.3    Non-transferability of Incentives.    Except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, unless approved by the Committee, no stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

11.4    Effect of Termination or Death.    In the event that a participant ceases to be an employee of or consultant to the Company, or the participants other service with the Company is terminated, for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee in its sole discretion in the agreement evidencing an Incentive. Notwithstanding the other provisions of this Section 10.4, upon a participant’s termination of employment or other service with the Company and all subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause options and SARs (or any part thereof) then held by such participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Shares and Stock Awards then held by such participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Incentive may remain exercisable or continue to vest beyond its expiration date. Any Incentive Stock Option that remains unexercised more than one (1) year following termination of employment by reason of death or disability or more than three (3) months following termination for any reason other than death or disability will thereafter be deemed to be a Non-Statutory Stock Option.

11.5    Additional Conditions.    Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to any Incentives granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11.6    Adjustment.    In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the corporate structure of the Company or shares of the Company, the exercise price of an outstanding Incentive and the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock in order to prevent dilution or enlargement of the rights of the participants. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

11.7    Incentive Plans and Agreements.    Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

11.8    Withholding.

(a)    The Company shall have the right to (i) withhold and deduct from any payments made under the Plan or from future wages of the participant (or from other amounts that may be due and owing to the participant from the Company or a subsidiary of the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive, or (ii) require the participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)    Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

(c)    If a participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then an Election is subject to the following additional restrictions:

(i)    No Election shall be effective for a Tax Date which occurs within six months of the grant or exercise of the award, except that this limitation shall not apply in the event death or disability of the participant occurs prior to the expiration of the six-month period.

(ii)    The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company’s quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

11.9    No Continued Employment, Engagement or Right to Corporate Assets.    No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.10    Deferral Permitted.    Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

11.11    Amendment of the Plan.    The Board may amend, suspend or discontinue the Plan at any time; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive without the consent of the affected participant; provided., however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 11.6 of the Plan.

11.12    Definition of Fair Market Value.    For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the board of directors of the Company determines in good faith in the exercise of its reasonable discretion to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market System or Nasdaq SmallCap Stock Market (“Nasdaq”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

11.13    Breach of Confidentiality, Assignment of Inventions, or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a participant materially breaches the terms of any confidentiality, assignment of inventions, or non-compete agreement entered into with the Company or any subsidiary of the Company, whether such breach occurs before or after termination of such participant’s employment or other service with the Company or any subsidiary, the Committee in its sole discretion may immediately terminate all rights of the participant under the Plan and any agreements evidencing an Incentive then held by the participant without notice of any kind.

11.14    Governing Law.    The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

11.15    Successors and Assigns.    The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the participants in the Plan.

COUGAR BIOTECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 17, 2008

10:00 a.m. PDT

Luxe Hotel Sunset Boulevard

11461 Sunset Blvd.

Los Angeles, CA 90049

Cougar Biotechnology, Inc. 10990 Wilshire Blvd., Suite 1200 Los Angeles, CA, 90024	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 17, 2008.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Alan H. Auerbach and Dr. Arie S. Belldegrun, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK * * * EASY * * * IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 16, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cgrb/ — QUICK * * * EASY * * * IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 16, 2008.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cougar Biotechnology, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors recommends a Vote FOR Items 1, 2 and 3

1. Election of directors:	01 Arie S. Belldegrun 02 Alan H. Auerbach	04 Michael S. Richman 05 Russell H. Ellison	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
	03 Harold J. Meyers	06 Thomas R. Malley 07 Samuel R. Saks

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for 2008	☐ For	☐ Against	☐ Abstain

3. Proposal to ratify and approve an amendment to the Company’s 2003 Stock Option Plan, as described in the accompanying proxy statement	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.